EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2015, included in the Proxy Statement and Prospectus of Signature Office REIT, Inc. and Griffin Capital Essential Asset REIT, Inc. that is made a part of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Griffin Capital Essential Asset REIT, Inc. for the registration of 41,764,969 shares of its common stock.

/S/ Ernst & Young LLP

Irvine, California
March 25, 2015